Exhibit 24(c)

FIXED ACCOUNT ANNUITIZATION OPTION

POWER OF ATTORNEY

             KNOW ALL MEN BY THESE PRESENTS:

             That I, KATHLEEN A. PRESTON of South Windsor, Connecticut, a Director of The Travelers Life and Annuity Company (hereafter the “Company”), do hereby make, constitute and appoint ERNEST J. WRIGHT, Secretary of said Company, and KATHLEEN A. McGAH, Assistant Secretary of said Company, or either one of them acting alone, my true and lawful attorney-in-fact, for me, and in my name, place and stead, to sign registration statements on behalf of said Company on Form S-2 or other appropriate form under the Securities Act of 1933 for fixed payout annuity contracts to be offered by The Travelers Life and Annuity Company, and further, to sign any and all amendments thereto, including post-effective amendments, that may be filed by the Company.

             IN WITNESS WHEREOF, I have hereunto set my hand this 25th day of March, 2002.

/s/Kathleen A. Preston

Director The Travelers Life and Annuity Company